UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 12, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported in our Current Report on Form 8-K filed on October 21, 2014 and Current Report on Form 8-K filed on November 14, 2014, we, through GAHC3 Independence MOB Portfolio, LLC, our wholly-owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, and a First Amendment to the Purchase Agreement, with Kadima Medical Properties, LLC, or Seller, an unaffiliated third party, for the purchase of five medical office buildings located in Somerville, Massachusetts; New York, New York; Verona, New Jersey; Morristown, New Jersey; and Southgate, Kentucky, or collectively, the Independence MOB Portfolio, for an aggregate purchase price of approximately $135,000,000 and to amend certain terms of the Purchase Agreement, respectively.
On January 5, 2015 and January 9, 2015, we entered into a Second Amendment to the Purchase Agreement and Third Amendment to the Purchase Agreement with Seller to amend the closing date of the acquisition of Independence MOB Portfolio to January 9, 2015, and January 12, 2015, respectively, subject to the terms and conditions of the Purchase Agreement, as amended.
Additionally, on January 12, 2015, we entered into a Fourth Amendment to the Purchase Agreement, or the Fourth Amendment, with Seller. The material terms of the Fourth Amendment provide for: (i) our acceptance of Seller's indemnification in lieu of receiving a credit against the Purchase Price in the amount of the unpaid leasing commission that may be due in connection with the Lease Amendment, as defined in the Purchase Agreement, whereby Seller agrees to protect, indemnify, defend and hold us, our employees, officers, directors, representatives, agents et. al and subsidiaries free and harmless from and against any claim for liabilities, losses, costs, expenses arising from or related to the payment of the leasing commission in connection with the Lease Amendment for six years after closing or the expiration of the applicable statute of limitations; (ii) a change in the closing date with respect to the properties located in Somerville, Massachusetts; Morristown, New Jersey; Verona, New Jersey; and Southgate, Kentucky, or the Four Properties, to January 13, 2015; (iii) a change in the closing date with respect to the New York, New York property, or the New York Property, to one business day after satisfaction of certain conditions precedent set forth in the Purchase Agreement; (iv) an agreement between both parties that the pro rata portion of the deposit attributable to the New York Property will be approximately $1,019,000; (viii) certain representations and warranties of Seller set forth in the Purchase Agreement, as amended, as updated as of the closing date, to survive closing for a period of six months following closing of the New York Property; and (v) replacement of the Holdback Escrow Agreement attached to the Purchase Agreement, as amended, to prorate the amount of holdback escrow funds, as defined in the Purchase Agreement, required to be placed in escrow by Seller and to amend other terms due to the change in the separate closing date for the New York Property.
The material terms of the Fourth Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 13, 2015, we acquired the Four Properties in the Independence MOB Portfolio from the Seller for an aggregate purchase price of $107,500,000, plus closing costs. We purchased the Four Properties using cash proceeds from our initial public offering. In connection with the acquisition, we paid to Griffin-American Healthcare REIT III Advisor, LLC, our advisor, and its affiliates an acquisition fee of approximately $2,419,000, or 2.25% of the contract purchase price for the Four Properties, which was paid as follows: (i) cash equal to 2.00% of the contract purchase price; and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees.
The Four Properties represent a multi-tenant medical office building portfolio located in three states, two in New Jersey and one in each of Massachusetts and Kentucky, with a total of 378,000 square feet. The major healthcare systems and providers associated with the Four Properties include Harvard Vanguard Medical Associates, Hackensack University Medical Center Mountainside, Atlantic Health System, and St. Elizabeth Healthcare. Services provided at the Four Properties include but are not limited to: cardiology, dermatology, endocrinology, gastroenterology, gynecology, urology, physical therapy, pediatric care, internal medicine and orthopedic care.

The closing of the acquisition of the New York Property is expected to occur during the first quarter of 2015, however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all, since the potential acquisition of the New York Property is subject to the satisfaction of the terms and conditions of the Purchase Agreement, as amended.

Item 7.01 Regulation FD Disclosure.
On January 16, 2015, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing recent completed acquisitions of approximately $340 million and pending acquisitions of approximately $530 million.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GAHC3 Somerville MA MOB, LLC, GAHC3 Bronx NY MOB, LLC, GAHC3 Verona NJ MOB, LLC, GAHC3 Morristown NJ MOB, LLC, GAHC3 Southgate KY MOB, LLC, Kadima Medical Properties, LLC and First American Title Insurance Company, dated January 12, 2015

99.1	American Healthcare Investors, LLC Press Release, dated January 16, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

January 16, 2015	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GAHC3 Somerville MA MOB, LLC, GAHC3 Bronx NY MOB, LLC, GAHC3 Verona NJ MOB, LLC, GAHC3 Morristown NJ MOB, LLC, GAHC3 Southgate KY MOB, LLC, Kadima Medical Properties, LLC and First American Title Insurance Company, dated January 12, 2015

99.1	American Healthcare Investors, LLC Press Release, dated January 16, 2015